Exhibit 10.4

FIRST AMENDMENT
TO
STOCK PURCHASE AGREEMENT

This First Amendment to Stock Purchase Agreement (this “Amendment”) is made and entered into as of the 1st day of September, 2005 by and among Meritage Homes of Florida, Inc.,  an Arizona corporation (“Buyer”) and the Stockholders (“Stockholders”) of Greater Homes, Inc., a Florida corporation, named on the signature page hereto.  Capitalized terms used in this Amendment that are not defined herein will have the meaning given to them in that certain Stock Purchase Agreement, dated August 24, 2005, by and among the parties signing hereto (the “Agreement”)

RECITALS

WHEREAS, the parties entered into the Agreement with respect to Buyer’s purchase of all of the outstanding shares of Company Stock of Greater Homes, Inc., a Florida corporation effective as of the date hereof; and

WHEREAS, the parties desire to amend the Agreement as more particularly set forth below.

NOW, THEREFORE, for and in consideration of the foregoing premises, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1.                                       Amendment of Section 6.3D.  Section 6.3D of the Agreement is hereby deleted and replaced in its entirety by the following:

D.                                    Metropolitan Florida Realty, Inc. (“Metropolitan”) and the Company have common ownership.  At the Closing, the Stockholders and Metropolitan will assist Buyer in hiring those independent contractors utilized by Metropolitan for Greater Homes matters, as identified by Buyer; provided, however, that neither Buyer nor the Company shall be responsible for any compensation or benefits outside of the ordinary course of business, including commissions, fees, accrued vacation or sick pay, severance or other similar employment related costs relating to such persons for periods or transactions prior to the Closing Date.  Notwithstanding anything to the contrary in this Section 6.3D, Buyer agrees that nothing in this Section 6.3D will preclude payments by the Company of commissions for pending home sales pending on the Closing Date involving the Company.  The Stockholders agree to cause Metropolitan to cease operations and be dissolved as soon as practicable following the Closing Date.

2.                                       Amendment to Section 8.2A(1).  Section 8.2A(1) of the Agreement is hereby amended by deleting the phrase “including damages for breaches continuing subsequent to the Closing Date until discovered and after a reasonable period for Buyer to cure”.

3.                                       Amendment of Section 8.3F.  Section 8.3F of the Agreement is hereby deleted and replaced in its entirety by the following:

F.                                      The indemnification obligations of Charles W. Gregg and Robert A. Mandell shall be joint and several for all of the indemnification obligations of the Stockholders set forth herein and the indemnification obligations of the other Stockholders shall be several pro rata in proportion to the number of Shares of the Company Stock owned by each of them as of the Closing (such that the liability of Messrs. Conley, Snyder and Gallagher with respect to any such indemnification obligation will be limited to the amount of such obligation multiplied by the percentage of the Shares of the Company Stock owned by him as of the Closing), except that each Stockholder, including Messrs. Gregg and Mandell, will be solely liable for any breach of such Stockholder’s obligations set forth in Sections 6.1 and 6.2 and no Stockholder will be liable for any such breach by another Stockholder.

4.                                       Addition of new Section 8.3H.  A new Section 8.3H is added as follows:

H.                                    The parties acknowledge that the indemnification obligations of an Indemnifying Party shall extend to the continuation after the Closing of indemnifiable actions or omissions that began prior to Closing, until discovery, notice to the Indemnified Party, and a reasonable time for the Indemnified Party to cure the continuing action or omission.

5.                                       Amendment of Section 10.2I.  Section 10.2I of the Agreement is hereby amended by deleting the phrase “and have all guarantees of the Company of any indebtedness, liabilities, performance obligations or capital or net worth of Persons of than the Company and its subsidiaries released, in each case as contemplated by Section 6.8” from the end of Section 10.2I.

6.                                       Effect of Amendment.  Except as expressly modified by this Amendment, the terms, covenants and conditions of the Agreement shall remain in full force and effect.

7.                                       Binding Effect.  This Amendment is binding upon and shall inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and permitted assigns.

8.                                       Counterparts.  This Amendment may be executed in counterparts and transmitted by facsimile transmission, and each of such counterparts, whether an original or a facsimile of an original, will be deemed to be an original and all of such counterparts together will constitute a single document.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

Witnesses:		MERITAGE HOMES OF FLORIDA,
INC., an Arizona corporation

/s/ Jeff Beck		By:	/s/ John R. Landon
Name:	Jeff Beck		John R. Landon, Co-Chairman and Chief
Executive Officer

/s/ James J. Hoctor
Name:	James J. Hoctor

By signing below Meritage Homes
Corporation joins this Amendment for the
purposes of Sections 1, 6, 7 and 8 and agrees
that it will have the same rights and
responsibilities with respect to these sections
in this Amendment as Buyer.

MERITAGE HOMES CORPORATION,
a Maryland corporation

/s/ Jeff Beck		By:	/s/ John R. Landon
Name:	Jeff Beck		John R. Landon, Co-Chairman and Chief
Executive Officer

/s/ James J. Hoctor
Name:	/s/ James J. Hoctor

[Signature Page to First Amendment to Stock Purchase Agreement]

STOCKHOLDERS

/s/ Jeff Beck		/s/ Robert A. Mandell
Name:	Jeff Beck	ROBERT A. MANDELL

/s/ James J. Hoctor
Name:	James J. Hoctor

/s/ Jeff Beck		/s/ Charles W. Gregg
Name:	Jeff Beck	CHARLES W. GREGG

/s/ James J. Hoctor
Name:	James J. Hoctor

/s/ Jeff Beck		/s/ Hampton P. Conley
Name:	Jeff Beck	HAMPTON P. CONLEY

/s/ James J. Hoctor
Name:	James J. Hoctor

/s/ Jeff Beck		/s/ Simon Snyder
Name:	Jeff Beck	SIMON SNYDER

/s/ James J. Hoctor
Name:	James J. Hoctor

/s/ Jeff Beck		/s/ Stephen Gallagher
Name:	Jeff Beck	STEPHEN GALLAGHER

/s/ James J. Hoctor
Name:	James J. Hoctor

[Signature Page to First Amendment to Stock Purchase Agreement]